EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Media Relations	Investor Relations
Lucy Millington	Karin Cellupica
978-614-8240	978-614-8615
lmillington@sonusnet.com	kcellupica@sonusnet.com

SONUS NETWORKS CONFIRMS DEADLINES FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

Westford, MA, December 9, 2008 - Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, today confirmed the deadlines for shareholder proposals and director nominations for its 2009 annual meeting of shareholders, which will be scheduled as appropriate.

If a shareholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the 2009 annual meeting, the proposal must comply with the SEC’s proxy rules, be stated in writing and be received by the Company on or before the close of business on Friday, January 9, 2009.  This deadline is established by the SEC’s proxy rules and is later than the deadline previously disclosed by the Company in the Company’s proxy statement for its 2008 annual meeting.

In addition, in order for a shareholder proposal, including nominations for directors, to be properly brought before the 2009 annual meeting, the proposal must comply with the Company’s By-Laws and be received by the Secretary of the Company on or before the close of business on Friday, January 9, 2009.  This deadline is established by the Company’s By-Laws and is earlier than the deadline previously disclosed by the Company in the Company’s proxy statement for its 2008 annual meeting.  Any proposals should be mailed to the Company at 7 Technology Park Drive, Westford, MA 01886, Attention: Corporate Secretary.

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others:  the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.